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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of CAM Commerce Solutions, Inc. of our report dated November 7, 2003, included in the 2003 Annual Report to Shareholders of CAM Commerce Solutions, Inc.

Our audits also included the financial statement schedule of CAM Commerce Solutions, Inc. listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-57564) pertaining to the CAM Data Systems, Inc. 1993 Stock Option Plan and the Registration Statement (Form S-8 No. 333-34878) pertaining to the 2000 Non-statutory Stock Option Plan of CAM Commerce Solutions, Inc. of our report dated November 7, 2003, with respect to the consolidated financial statements of CAM Commerce Solutions, Inc. incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended September 30, 2003.

                                             /s/ ERNST & YOUNG LLP

Orange County, California
December 19, 2003